Exhibit 1

Name	Job/Role at Phoenix Financial	Present principal occupation or employment	Name; principal business; and address of entity in which such employment is conducted	Citizenship
Mr. Benjamin Gabbay	Chairman of the Board	Chairman of the Board – Phoenix Financial Co-CEO – Universal Transportation Solutions Ltd. CEO – Universal Motors Israel
Phoenix Financial; Derech Hashalom 53, Givatayim 5345433, Israel

Universal Transportation Solutions Ltd.; auto rental company; HaMasger 10, Lod, Israel

Universal Motors Israel; auto importer and distributer; HaMasger 10, Lod, Israel
Israel
Dr. Ehud Shapira	Director	Director in various companies Consultant – real estate and renewable energy	Self-employed; Derech Hashalom 53, Givatayim 5345433, Israel	Israel
Rachel Lavine	Director	Director in various companies	Self-employed; Derech Hashalom 53, Givatayim 5345433, Israel	Israel
Stella Amar Cohen	Director	Director in various companies	Self-employed, Derech Hashalom 53, Givatayim 5345433, Israel	U.S., Israel, and France
Zohar Goshen	Director	Lecturer	Columbia University School of Law; law school; 435 W 116th St, New York, NY 10027	U.S. and Israel
Zubin Taraporevala	Director	Senior Partner	McKinsey & Company; strategy and management consulting firm; 2 Cumberland Place, London NW1 4NA, United Kingdom	U.S.
Inbal Kreiss	Director	Chief Innovation Officer	Israel Aerospace Industries; aerospace and aviation manufacturer; Ben-Gurion Airport, Lod 7010000, Israel	Israel
Hanadi Said	Director	Director in various companies	Self-employed; Derech Hashalom 53, Givatayim 5345433, Israel	Canada and Israel
Eyal Ben Simon	CEO	CEO – Phoenix Financial CEO – Phoenix Insurance	Phoenix Financial; Derech Hashalom 53, Givatayim 5345433, Israel Phoenix Insurance; insurance company; Derech Hashalom 53, Givatayim 5345433, Israel	Israel

Name	Job/Role at Phoenix Financial	Present principal occupation or employment	Name; principal business; and address of entity in which such employment is conducted	Citizenship
Eli Schwartz	CFO	EVP, CFO – Phoenix Financial EVP, CFO – Phoenix Insurance	Phoenix Financial; Derech Hashalom 53, Givatayim 5345433, Israel Phoenix Insurance; insurance company; Derech Hashalom 53, Givatayim 5345433, Israel	Israel
Menachem Neeman	CLO	EVP, Chief Legal Counsel – Phoenix Insurance	Phoenix Insurance; insurance company; Derech Hashalom 53, Givatayim 5345433, Israel	Israel
Haggai Schreiber	CIO	EVP, Chief Investment Manager and CEO –Phoenix Capital Partners Ltd.	Phoenix Capital Partners Ltd.; investment service provider; Derech Hashalom 53, Givatayim 5345433, Israel	Israel
Amit Natanel	CRO	EVP, Chief Risk Officer – Phoenix Financial EVP, Chief Risk Officer – Phoenix Insurance	Phoenix Financial; Derech Hashalom 53, Givatayim 5345433, Israel Phoenix Insurance; insurance company; Derech Hashalom 53, Givatayim 5345433, Israel	Israel
Michal Leshem	Internal Auditor	EVP, Chief Internal Auditor – Phoenix Financial EVP, Chief Internal Auditor – Phoenix Insurance	Phoenix Financial; Derech Hashalom 53, Givatayim 5345433, Israel Phoenix Insurance; insurance company; Derech Hashalom 53, Givatayim 5345433, Israel	Israel
David Alexander	IR & Business development	EVP, Head of Business Development – Phoenix Financial EVP, Head of Business Development – Phoenix Insurance	Phoenix Financial; Derech Hashalom 53, Givatayim 5345433, Israel; Phoenix Insurance; insurance company; Derech Hashalom 53, Givatayim 5345433, Israel	Israel
Orli Pascal	Head of HR	EVP, Head of Human Resources	Phoenix Financial; Derech Hashalom 53, Givatayim 5345433, Israel;	Israel